AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

Equity Units each comprised of one Fortis Share, representing one share in each of

FORTIS N.V.
(Incorporated under the laws of
The Netherlands)

 and of

FORTIS S.A./N.V.
(Incorporated under the laws of
The Kingdom of Belgium)

No.  _____________________

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States, as depositary (the "Depositary"), hereby certifies that _________________ is the owner of __________ American Depositary Shares  representing equity units (the "Shares"), each comprised of one Fortis share, representing one share in each of Fortis N.V., a corporation organized under the laws of The Netherlands, and Fortis S.A./N.V., a corporation organized under the laws of the Kingdom of Belgium (each a "Company" and together, the "Companies").  At the date hereof, each American Depositary Share represents one Share deposited under the Deposit Agreement (hereinafter defined) at the ABN Amro Bank nv, as Custodian (the "Custodian").  Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Deposit Agreement.

 (1)   The Deposit Agreement.  This American Depositary Receipt is one of the receipts (the "Receipts") executed and delivered pursuant to the Deposit Agreement dated as of December 17, 2001 (as amended from time to time, the "Deposit Agreement") by and among the Company, the Depositary and all registered holders ("Holders") and persons owning a beneficial interest in this Receipt ("Beneficial Owners") from time to time of Receipts, each of whom by accepting a Receipt or a beneficial interest therein becomes a party hereto, bound by all applicable terms and provisions thereof and hereof.  The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash received at any time by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares, securities, property and cash at such time held under the Deposit Agreement (collectively, the "Deposited Securities").  Copies of the Deposit Agreement and of each of the Company's provisions of or governing Deposited Securities are on file at the Depositary's Office, the office of the Custodian and at any other designated transfer office.  The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2)  Withdrawal of Deposited Securities. Subject to paragraph (4) of this Receipt, upon (a) surrender of American Depositary Shares by delivery at the Depositary's Office of a Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary) for the purpose of withdrawal of the Deposited Securities represented thereby, (b) payment of the fees and expenses of the Depositary for the cancellation of American Depositary Shares (as set forth in Exhibit B to the Deposit Agreement) and payment of all taxes and governmental charges, if any, and (c) receipt by the Depositary of written instructions of the Holder or on behalf of a Beneficial Owner to the Depositary requesting withdrawal of the Deposited Securities represented by the surrendered American Depositary Shares ("Withdrawal Instructions"), and subject to the terms and conditions of the Deposit Agreement and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such order, the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt, and the Custodian shall so deliver such Deposited Securities at the office of the Custodian as the Depositary may reasonably effect, except that the Depositary may, in its discretion, at the request, risk and expense of the Holder make delivery of such Deposited Securities without unreasonable delay to such person or persons at the Depositary's Office or at any other place specified by the Holder in such order.  Directions shall be given by letter or, at the request, risk and expense of the Holder, by cable, telex, or facsimile transmission.  Delivery of Deposited Securities may be made by the delivery of certificates, to the extent such Deposited Securities may be represented by certificates, which, if required by law, shall be properly endorsed or accompanied by properly executed instruments of transfer, and if such certificates may be so registered, registered in the name of such Holder, or as ordered by such Holder or properly endorsed or accompanied by proper instruments of transfer.

Withdrawal Instructions shall be given by letter or, at the request, risk and expense of the Holder or such person, by cable, telex or facsimile transmission.  The forwarding of property and other documents of title for delivery to a Holder, or as ordered by a Holder, will be at its risk and expense or the risk and expense of the person submitting such Withdrawal Instructions.

(3)  Transfers, Combinations and Split-ups.  Subject to paragraph (4) of this Receipt, this Receipt is transferable on the register maintained by the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the Receipt register at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of one or both of the Companies.  This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

(4)  Certain Limitations. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt or of the number of American Depositary Shares evidenced thereby, the delivery of any distribution thereon or the withdrawal of any Deposited Securities, the Depositary, either Company or the Custodian may require of the Holder,  Beneficial Owner, the presentor of the Receipt or the depositor of Shares: (a) payment of a sum sufficient to pay or reimburse it for payment of (i) any stock transfer or other tax or other governmental charge with respect thereto (ii) any stock transfer or registration fees for the registration or transfers of Shares or other Deposited Securities upon any applicable register and (iii) any charge of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of Deposited Securities against surrender of Receipts set forth in Exhibit B to the Deposit Agreement; (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and as to any other matter contemplated by Section 3.1 of the Deposit Agreement ; (c) compliance with the provisions of each Company's Articles of Association as in effect from time to time and resolutions of each Company's Board of Directors, as applicable, adopted pursuant to such Articles of Association and, (d) compliance with such reasonable regulations, if any, as the Depositary and either Company may establish consistent with the provisions of the Deposit Agreement.  The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or the withdrawal of Deposited Securities may be suspended, in particular instances or generally, when the Receipt register or any register for Shares or other Deposited Securities is closed, or any time or from time to time when any such action is deemed necessary or advisable by the Depositary or either Company for any reason, including without limitation any requirement of law or of any government or governmental body or commission, any provision of the Deposit Agreement or the provisions of or governing Deposited Securities (including, without limitation, the provisions of each such Company's Articles of Association as in effect from time to time and resolutions of such Company's Board of Directors, as applicable, adopted pursuant to such Articles of Association), any meeting of Shareholders or any payment of dividends.  The Depositary may issue Receipts against rights to receive Shares from the Companies, or any registrar, transfer agent, clearing agency or other entity recording Share ownership or transactions in respect of the Shares.  The Depositary will not issue Receipts against other rights to receive Shares unless (x) such Receipts are fully collateralized (marked to market daily) with cash or U.S. government securities until such Shares are deposited, (y) the applicant for such Receipts represents in writing that it owns such Shares and will deliver them upon the Depositary's request (no evidence of ownership is required or time of delivery specified) and (z) all such Receipts represent no more than 20% of Shares actually deposited.  Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders.  The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights to receive Shares, including without limitation earnings on the collateral securing such rights.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933, unless a registration statement under the Securities Act of 1933 is in effect as to such Shares. The Depositary will use reasonable efforts to comply with written instructions received from either or both Companies to not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate each Company's compliance with the securities laws in the United States or to facilitate compliance with the provisions of each Company's Articles of Association as in effect from time to time and resolutions of each such Company's Board of Directors adopted pursuant to such Articles of Association

(5)  Liability of Holder for Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this  Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax or other governmental charge shall be payable by the Holder thereof , who shall pay the amount thereof to the Depositary.  The Depositary may refuse to effect registration or transfer of such Receipt or any split-up or combination thereof or any withdrawal of such Deposited Securities until such payment is made, and may withhold or deduct from any distributions on such Deposited Securities or may sell for the account of the Holder thereof any part or all of such Deposited Securities (after attempting by reasonable means to notify such Holder prior to such sale), and may apply such cash or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

(6)  Warranties by Depositor.    Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant to each of the Companies and the Depositary that such Shares and each certificate therefor are validly issued and outstanding, fully paid, nonassessable and free of preemptive rights, and that the person making such deposit is duly authorized so to do.  Every such person also shall be deemed thereby to represent and warrant to each of the Companies and the Depositary that such deposit of Shares and requested issuance of Receipts in connection therewith does not violate the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares, the execution and delivery of Receipts, the transfer of Receipts and the withdrawal of Shares in respect of surrendered Receipts.

(7)  Disclosure of Interests. To the extent that the provisions of or governing any Deposited Securities (including, without limitations, the provisions of either Company's Articles of Association as in effect from time to time and resolutions of either such Company's Board of Directors adopted pursuant to such Articles of Association) may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to such Company or impose limitations on the acquisition, holding, transfer or voting thereof and may provide for blocking transfer and voting or other rights to enforce such disclosure or enforce compliance with such limitations, the Depositary shall use its reasonable efforts to comply with such Company's instructions as to Receipts in respect of any such enforcement or limitation and Holders and Beneficial Owners shall comply with all such disclosure requirements and limitations and shall cooperate with the Depositary's compliance with such Company instructions.

(8)  Charges of Depositary.  The Depositary will charge each person to whom Receipts are delivered against deposits of Shares, and each person surrendering Receipts or American Depositary Shares for withdrawal of Deposited Securities, U.S. $5.00 for each 100 American Depositary Shares (or portion thereof) evidenced by the Receipts delivered or surrendered.  Each Company, jointly and severally, will pay all other charges and expenses of the Depositary and those of any Receipt registrar, co-transfer agent, co-registrar and any other agent of the Depositary (except the Custodian), except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing Shares or Holders delivering Shares, Receipts, or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfers of deposited Shares and other Deposited Securities on any applicable register in the name of the Custodian or its nominee in connection with the deposit of Shares or in the name of such person as a Holder may direct in connection with any withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees payable by such persons or Holders in respect of the Shares as of the date of the Deposit Agreement), and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency).  The provisions in respect of these charges may be changed in the manner indicated in paragraph 20.

(9)  Title to Receipts.  Subject to the restrictions on transfer appearing hereon, title to this Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced hereby), when  properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the register maintained by the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

(10)  Validity of Receipt.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

(11)  Available Information.   Each Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934 on an internet web site (www.fortis.com) or through an electronic information delivery system generally available to the public in its primary trading market.

Date

JPMORGAN CHASE BANK, N.A., as depositary

By
Authorized Officer

The address of the Depositary's Office is 4 New York Plaza, New York, New York 10004

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(12)           Distributions Upon Deposited Securities.  Any and all dividends payable by the Companies shall be paid by Fortis N.V. and, to the extent an election is required to receive such dividend payment from Fortis N.V., the Depositary shall so elect and comply with any requirements established by the Companies for all shareholders to perfect their elections.   Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, subject to the Deposit Agreement, distribute the amount thus received, by checks (which shall be mailed by first class airmail postage prepaid) or by wire transfer drawn on a bank in The City of New York, to the Holders on the record date set by the Depositary therefor of the Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by the Companies, the Custodian or the Depositary on account of taxes or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars.  Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency will be converted by sale or such other manner as the Depositary may determine into U.S. dollars (net of the Depositary's charges and expenses in effecting such conversion) before distribution to Holders.  If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent reasonable and permissible to the Holders entitled thereto and may distribute the balance in foreign currency to the Holders entitled thereto or hold such balance or all such foreign currency for the Holders entitled thereto (without liability for interest thereon).  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with either of the Companies' approval, and shall, if either of the Companies shall so request, subject to the Deposit Agreement, distribute to the Holders on a record date fixed by it Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution, after deduction or upon payment of the expenses of the Depositary and the withholding of any tax or governmental charge.  In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds of such sale as in the case of a distribution received in cash.   If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportional interest in the additional Shares so distributed upon such Deposited Securities.  If the Companies shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders or in disposing of such rights and distributing the net proceeds thereof as in the case of a distribution received in cash; provided that the Depositary shall, if requested by either of the Companies, subject to the Deposit Agreement, either (y) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (z) if making such rights available is not lawful or not feasible, or if such rights or warrants are not exercised and appear to be about to lapse, sell such rights or warrants at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto as in the case of a distribution received in cash.  The Depositary will distribute to Holders on the record date set by it therefor any distribution on Deposited Securities other than cash, Shares or rights in any manner that the Depositary deems equitable and practicable; provided if in the opinion of the Depositary, any distribution other than cash, Shares or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not feasible or legally permissible (including as a result of the Depositary not receiving an opinion from counsel to the Companies to the extent required under the Deposit Agreement), the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private  sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.  The Depositary need not distribute securities, Receipt or rights unless the Companies each furnish certain evidence or opinions in respect of Untied States securities laws (which the Companies have no obligation to do).

(13)  Record Dates.  Whenever any distribution is being made upon and Deposited Securities or any meeting of holders of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with either or both Companies if practicable,  fix a record date for the determination of the Holders who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or act in respect of such other matter, subject to the provisions of the Deposit Agreement.

(14)  Voting of Deposited Securities.  As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall mail to Holders a notice containing (a) such information as is contained in such notice of meeting and in the solicitation materials, if any, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to applicable law and the provisions of or governing Deposited Securities (including, without limitation, the provisions of each Company's Articles of Association as in effect from time to time and resolutions of each Company's Board of Directors adopted pursuant to such Articles of Association), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders' Receipts, and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or be deemed given in accordance with the last sentence of this Section if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by each such3 Company.  Upon the written request of a Holder on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under applicable law and the provisions of or governing Deposited Securities to vote or cause to be voted (or to grant a discretionary proxy to a person designated by such Company to vote) the Deposited Securities represented by the American Depositary Shares evidenced by such Holders' Receipts in accordance with any instructions set forth in such request.  The Depositary shall not itself exercise any voting discretion over any Deposited Securities.  On the business day following the date fixed by the Depositary as the last date for delivery of voting instructions, the Depositary shall give notice to each Company, by cable, telex or facsimile transmission, of the voting instructions received by the Depositary from the Holders as of the close of business on such date.

(15)  Changes Affecting Deposited Securities. Upon any change in nominal value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting either Company or to which either Company is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement, or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement, and the Receipts shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the Securities so received to the extent additional Receipts are not delivered pursuant to the following sentence.  In any such case the Depositary may, with either Company's approval, and shall if each of the Companies shall so request, subject to the Deposit Agreement, execute and deliver additional Receipts, as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

(16)  Reports; Inspection of Register.  The Depositary will make available for inspection by Holders at the Depositary's Office, at the office of the Custodian and at any other designated transfer offices any reports and communications received from the Companies which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of Deposited Securities by the Companies.  The Depositary will also mail or make available to Holders copies of such reports when furnished by the Companies as provided in the Deposit Agreement.  The Depositary will keep, at its transfer office in the Borough of Manhattan, The City of New York, a register for the registration of Receipts and their transfer that all reasonable times will be open for inspection by the Holders and the Companies; provided that such inspection shall not be for the purpose of communicating with the Holders in the interest of a business or object other than the business of the Companies or a matter related to the Deposit Agreement or the Receipts.

(17)  Withholding.  In connection with any distribution to Holders, each Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by such Company and owing to such authority or agency by such Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.   If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.  The Depositary shall use reasonable efforts to make and maintain arrangements enabling Holders who are citizens or residents of the United States to receive any tax credits or other benefits (pursuant to treaty or otherwise) relating to Dutch dividend payments on the Depositary Shares.

(18)  Liability of the Company and the Depositary.  Neither the Depositary, its agents nor either of the Companies shall incur any liability if, by reason of any present or future law, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control, the Depositary, its agents or either Company shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed.  Each of the Companies, the Depositary and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders, Beneficial Owners or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence or bad faith.  Neither the Depositary, its agents nor the Companies will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person representing Shares for deposit, any Holder, Beneficial Owner or any other person believed by it to be competent to give such advice or information.  The Depositary, its agents and each of the Companies may relay and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties.  The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote.  The Depositary and its agents may own and deal in any class of securities of the Companies and its affiliates and in Receipts.  The Companies have agreed to jointly and severally indemnify the Depositary, the Custodian, and Receipt registrar, co-transfer agent, co-registrar or other agent of the Depositary appointed under the Deposit Agreement (the "indemnified persons") against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise (a) out of acts performed or omitted in connection with the Deposit Agreement and the Receipts, (i) by any indemnified person, except to the extent that any such loss, liability or expense is due to the negligence or bad faith of such indemnified person, or (ii) by either or each of the Companies or any of their agents, or (b) out of or in connection with any offer or sale of Receipts, American Depositary Shares, Shares or any other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof or an offering circular or memorandum pursuant to which Receipts, American Depositary Shares, Shares or other Deposited Securities are offered or sold pursuant to an exemption from the registration requirements of the Securities Act, except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to such indemnified person, furnished in writing to the Company by such indemnified person expressly for use in a registration statement under the Securities Act of 1933 or such offering circular or memorandum.  Each indemnified person shall indemnify, defend and save harmless the Companies against any loss, liability or expense incurred by it in connection with the Deposit Agreement and the Receipts due to the negligence or bad faith of such indemnified person.

(19)  Resignation and Removal of Depositary; the Custodian.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to each of the Companies or be removed by the Companies by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement.  The Depositary may at the time appoint a substitute or additional Custodian and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

(20)  Amendment of Deposit Agreement and Receipts.  The Receipts and the Deposit Agreement may be amended by agreement between the Company and the Depositary.  Any amendment that shall impose or increase any fees or charges (other than the fees and charges listed in clauses (i) through (iv) of paragraph (8)) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders.  Every Holder at the expiration of such 30 days shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby.  In no event shall any amendment impair the right of the Holders thereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

(21)  Termination of Deposit Agreement.  The Depositary will at any time at the direction of both of the Companies terminate the Deposit Agreement by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may terminate the Deposit Agreement, upon the notice set forth in the preceding sentence, at any time after 90 days after the Depositary shall have resigned provided that no successor depositary shall within such 90 days have been appointed and accepted its appointment within such 90 days.  After the date so fixed for termination, the Depositary will perform no further acts under the Deposit Agreement, except to advise Holders of such termination, receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash) and deliver Deposited Securities being withdrawn.  As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of Receipts not theretofore surrendered.